      AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1997
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                             PATTERSON ENERGY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                          75-2504748
 (STATE OR OTHER JURISDICTION   (I.R.S. EMPLOYER IDENTIFICATION NO.)
               OF
INCORPORATION OR ORGANIZATION)

                              4510 LAMESA HIGHWAY
                              SNYDER, TEXAS 79549
                                 (915) 573-1104
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               CLOYCE A. TALBOTT
                              4510 LAMESA HIGHWAY
                              SNYDER, TEXAS 79549
                                 (915) 573-1104
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

        THOMAS H. MAXFIELD, ESQ.                    ROBERT V. JEWELL, ESQ.
            BAKER & HOSTETLER                       ANDREWS & KURTH L.L.P.
               SUITE 1100                                 SUITE 4200
       303 EAST SEVENTEENTH AVENUE                        600 TRAVIS
         DENVER, COLORADO 80203                      HOUSTON, TEXAS 77002

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-18123

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED(1)           SHARE(2)             PRICE(2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share(3)..........    313,950 Shares           $30.75             $9,653,963            $2,926
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

(1) Includes 40,950 shares to cover the Underwriters' over-allotment option.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3) Includes preferred stock purchase rights issuable pursuant to the Rights Agreement, dated as of January 2, 1997, between Patterson Energy, Inc. and Continental Stock Transfer & Trust Company.
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

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (No. 333-18123) filed by Patterson Energy, Inc. (the "Company") with the Securities and Exchange Commission on December 18, 1996, as amended by Amendment No. 1 thereto filed on January 6, 1997, and Amendment No. 2 thereto filed on January 27, 1997, which was declared effective January 27, 1997, are incorporated herein by reference.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference herein:

        EXHIBIT    ITEM 601 CROSS
        NUMBER       REFERENCE                       DOCUMENT AS FORM S-3 EXHIBIT
        -------    --------------                    ----------------------------
           1.1            1          Form of Underwriting Agreement(1)
           5.1            5          Opinion of Baker & Hostetler LLP re: legality of the shares to be offered
          15.1           15          Letter of Coopers & Lybrand L.L.P. re: unaudited interim
                                     financial information(1)
          23.1           23          Consent of Coopers & Lybrand L.L.P.
          23.2           23          Consent of Arthur Andersen LLP
          23.3           23          Consent of M. Brian Wallace, independent petroleum engineer
          23.4           23          Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
          24.1           24          Powers of Attorney(1)
          99.1           99          Certificate of Registrant as to payment of additional
                                     registration fee.

---------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-3 (Registration No. 333-18123).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Snyder, State of Texas on the 27th day of January, 1997.

                                          PATTERSON ENERGY, INC.

                                          By: /s/  CLOYCE A. TALBOTT
                                            Cloyce A. Talbott
                                            Chairman of the Board and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of January 27, 1997, by the following persons in the capacities indicated:

                     /s/  CLOYCE A. TALBOTT               Chairman of the Board, Director and Chief
                   Cloyce A. Talbott                      Executive Officer
              Principal Executive Officer

                                         *                President, Chief Operating Officer and
                   A. Glenn Patterson                     Director

                                         *                Director
                     Robert C. Gist

                                         *                Director
                    Kenneth E. Davis

                                         *                Director
                 Vincent A. Rossi, Jr.

                        /s/  JAMES C. BROWN               Vice President -- Finance, Secretary,
                     James C. Brown                       Treasurer and Chief Financial Officer
              Principal Accounting Officer

             *By:    /s/  CLOYCE A. TALBOTT
                   Cloyce A. Talbott
                    Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT    ITEM 601 CROSS
NUMBER       REFERENCE                       DOCUMENT AS FORM S-3 EXHIBIT
-------    --------------                    ----------------------------
   1.1            1          Form of Underwriting Agreement(1)
   5.1            5          Opinion of Baker & Hostetler LLP re: legality of the shares to be offered
  15.1           15          Letter of Coopers & Lybrand L.L.P. re: unaudited interim
                             financial information(1)
  23.1           23          Consent of Coopers & Lybrand L.L.P.
  23.2           23          Consent of Arthur Andersen LLP
  23.3           23          Consent of M. Brian Wallace, independent petroleum engineer
  23.4           23          Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
  24.1           24          Powers of Attorney(1)
  99.1           99          Certificate of Registrant as to payment of additional
                             registration fee.

---------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-3 (No. 333-18123).